Exhibit 99




CONTACT:                                             RELEASE:
KAREN M.L. WHELAN                                    IMMEDIATE
Phone:  (804) 359-9311
Fax:    (804) 254-3594

RICHMOND, VA,   September 18, 1998 / PRNEWSWIRE
Universal Corporation confirmed today that it has received federal grand jury subpoenas seeking documents and information about the tobacco industry in connection with an investigation being conducted by the Philadelphia Office of the Antitrust Division of the U.S. Department of Justice. The company said it is reviewing the subpoenas and intends to cooperate with the investigation.

Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products.



                                      # # #